Exhibit 10.5

STAND-ALONE NONQUALIFIED STOCK OPTION AGREEMENT

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Participant:  Joe Walsh

Grant Date:  October 14, 2014

Per Share Exercise Price:  $7.54

Number of Shares subject to this Option: 271,000

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THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex Media, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above.

This Nonqualified Stock Option is granted to the Participant on a stand-alone basis, outside the Dex Media, Inc. Equity Incentive Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of Chief Executive Officer of the Company and enter into the Employment Agreement with the Company dated October 14, 2014 (the “Employment Agreement”).  Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Nonqualified Stock Option had this Nonqualified Stock Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Nonqualified Stock Option, and accordingly, references to the Plan are made herein for such purpose and those terms are incorporated herein by reference.  The Plan is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2013.  The Company will promptly register this grant on a Form S-8 filed with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the

Plan, the terms of this Agreement shall control.  No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.  Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to the Option and the Per Share Exercise Price therefor shall be subject to adjustment as provided in Section 5.7 of the Plan.  Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing.  Furthermore, any interpretation of this grant shall be determined de novo under Section 16 of the Employment Agreement.

2.                                      Grant of Option.  The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”).  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. Awards will be subject to adjustment to reflect the effect of any stock split, stock dividend, combination of shares or other similar corporate action. In the event that additional Common Stock is issued following the date of grant in exchange for (1) additional cash consideration or (2) in conversion of any then-outstanding Company Bank Debt or Company Debt Securities, the participants will receive an additional option grant, with an exercise price equal to the fair market value of a share of Common Stock on the date of grant and full vesting on the same dates and basis as this award, such that the participant continues to have, on a then fully diluted basis, options on the same percentage of stock as the participant had immediately before such Common Stock issuance.  For purposes herein, “Company Bank Debt” and “Company Debt Securities” shall have the meaning set forth in the Dex Media, Inc. Value Creation Program, as amended from time to time.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3.                                      Vesting and Exercise.

(a)                                 Vesting.  Subject to the provisions of Sections 3(b) through 3(d) hereof, this Option shall vest and become exercisable as follows, subject to the Participant’s continued service with the Company or its Subsidiaries on each applicable Vesting Date (as provided below):

Vesting Date	Portion of Option Shares Vested
December 31, 2017	100.0%

Except as provided in Sections 3(b) and 3(c) hereof, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date specified above, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable Vesting Date.  Upon expiration of this Option, this Option shall be cancelled and no longer exercisable.

(b)                                 Accelerated Vesting upon Certain Terminations; Committee Discretion to Accelerate Vesting.  Notwithstanding the foregoing, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without “Cause,” by the Participant for “Good Reason” or as a result of the Participant’s death or “Disability” (each, as defined in the Employment Agreement), then the unvested portion of this Option shall become immediately vested as of the date of such termination.  In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Option at any time and for any reason.

(c)                                  Change in Control.  Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event of a Change in Control, any unvested portion of this Option shall become fully and immediately vested and exercisable on the date of such Change in Control, subject to the Participant’s continued service with the Company or its Subsidiaries through such date; provided, that if a Change of Control occurs and the resulting Company’s shares of Common Stock are not publicly traded on a nationally recognized stock exchange, the Committee shall require that the outstanding portion of the Option be surrendered to the Company to be cancelled in exchange for the cash value of each such option surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of such surrender and cancellation of such portion of the Option. In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Option at any time and for any reason.

(d)                                 Expiration.  Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of this Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.

4.                                      Termination.  Subject to the terms of the Plan and this Agreement, this Option, to the extent vested at the time of the Participant’s termination of service with the Company or its Subsidiaries (taking into account the accelerated vesting provisions set forth herein) shall remain exercisable as follows:

(a)                                 General.  Except as otherwise provided in Sections 4(b) and 4(c) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries for any reason, the vested portion of this Option shall remain exercisable until the earlier of (i) three (3) years from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(d) hereof.

(b)                                 Termination for Cause.  In the event of the Participant’s termination of service with the Company and its Subsidiaries for Cause, this Option (whether vested or unvested) shall terminate and expire upon such termination.

(c)                                  Treatment of Unvested Option upon Termination.  Any portion of this Option that is not vested as of the date of the Participant’s termination of service with the Company and its Subsidiaries for any reason shall terminate and expire as of the date of such termination.

5.                                      Method of Exercise and Payment.  Subject to Section 8 hereof, to the extent that this Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, this Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in Section 2.1(c) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of this Option exercised.

6.                                      Non-Transferability.  This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.                                      Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.                                      Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.

9.                                      Entire Agreement; Amendment.  This Agreement, together with the Plan and the Employment Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).

10.                               Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11.                               No Right to Service.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause, subject to the terms and conditions of the Employment Agreement.

12.                               Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes.  This authorization and consent is freely given by the Participant.

13.                               Compliance with Laws.  The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.  The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason.  The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).

14.                               Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.

15.                               Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.

16.                               Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18.                               Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.

19.                               Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20.                               Acquired Rights.  The Participant acknowledges and agrees that:  (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement, (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX MEDIA, INC.

By:	/s/ Raymond R. Ferrell

Name:	Raymond R. Ferrell

Title:	General Counsel and Corporate Secretary

PARTICIPANT

/s/ Joe Walsh
Joe Walsh